CSFB 05-4

Group 3

Pay rules

1.

Pay the NAS Priority Amount to the 3N1.

2.

Pay pro-rata to the 3S1-3S6 until retired.

3.

Pay to the 3L1 until retired

4.

Pay the to the 3N1 until retired

Notes

Pxing Speed = 100PPC (8CPR to 20 CPR in 12 MONTHS, remaining at 20CPR thereafter)

NAS bonds = 3N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 3N1 Balance/Total Non-PO Balance

Settlement = 4/29/05